Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

[LETTERHEAD OF JEWETT, SCHWARTZ, & ASSOCIATES]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Form 10-KSB of our report dated October 18, 2004, relating to the financial statements of NON-INVASIVE MONITORING SYSTEMS, INC.

Jewett, Schwartz, & Associates

CERTIFIED PUBLIC ACCOUNTANTS

Jewett, Schwartz, & Associates

Hollywood, FL

October 29, 2004